                                  Exhibit 11

               Statement Re: Computation of Earnings Per Share



UNITED BANKSHARES, INC. AND SUBSIDIARIES

                                                         For the Quarter Ended
                                                               March 31
                                                   ----------------------------------
                                                      1994                   1993
                                                   -----------            -----------
PRIMARY:
- - --------
Average Number of Common Shares                     11,929,809             11,894,017
Average Number of Common Share Equivalents              93,454                 67,769
                                                   -----------            -----------
Average Shares and Share Equivalents Outstanding    12,023,263             11,961,786
                                                   ===========            ===========
Income Before Cumulative Effect of
  Accounting Change                                $ 6,094,000            $ 3,898,000
Cumulative Effect of Accounting Change                                      1,329,000
                                                   -----------            -----------
Net Income                                           6,094,000              5,227,000
Preferred Dividends
                                                   -----------            -----------
Available to Common Shares                         $ 6,094,000            $ 5,227,000
                                                   ===========            ===========
Earnings Per Common Share:
Income Before Cumulative Effect of
  Accounting Change                                $      0.51            $      0.33
Cumulative Effect of Accounting Change                                           0.11
                                                   -----------            -----------
Net Income                                         $      0.51            $      0.44
                                                   ===========            ===========


FULLY DILUTED:
- - --------------
Average Number of Common Shares                     11,929,809             11,894,017
Average Number of Common Share Equivalents              94,487                 78,088
                                                   -----------            -----------
Average Shares and Share Equivalents Outstanding    12,024,296             11,972,105
                                                   ===========            ===========

Income Before Cumulative Effect of                 $ 6,094,000            $ 3,898,000
  Accounting Change
Cumulative Effect of Accounting Change                                      1,329,000
                                                   -----------            -----------
Net Income                                         $ 6,094,000            $ 5,227,000
Preferred Dividends
                                                   -----------            -----------
Available to Common Shares                         $ 6,094,000            $ 5,227,000
                                                   ===========            ===========

Earnings Per Common Share:
Income Before Cumulative Effect of
  Accounting Change                                $      0.51            $      0.33
Cumulative Effect of Accounting Change                                           0.11
                                                   -----------            -----------
Net Income                                         $      0.51            $      0.44
                                                   ===========            ===========


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